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                                                                     EXHIBIT 4.2


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            FIRST SUPPLEMENTAL INDENTURE, dated as of October 15, 1996 (this
"Supplemental Indenture"), among METTLER-TOLEDO, INC., a corporation incorporated under the laws of the State of Delaware (together with its successors, the "Company"), METTLER-TOLEDO HOLDING INC., a corporation incorporated under the laws of the State of Delaware (the "Note Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

            WHEREAS the corporation formerly named MT Acquisition Corp. ("MT Acquisition"), the Note Guarantor and the Trustee have heretofore executed and delivered an indenture, dated as of the date hereof (as amended, the "Indenture"), providing for the issuance of an aggregate principal amount of $135,000,000 of 9 3/4% Senior Subordinated Notes due 2006 of the Company (the "Notes");

            WHEREAS immediately after the execution of the Indenture and the issuance of the Notes, MT Acquisition was merged with and into the Company in the Merger, with the Company as the surviving corporation; and

            WHEREAS, pursuant to Sections 5.01 and 9.01 of the Indenture, the Company, the Note Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture;

            NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular section or other subdivision hereof.

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            2. Express Assumption. The Company hereby acknowledges and agrees that as a result of it being the surviving corporation in the Merger with MT Acquisition it has succeeded to all the obligations of MT Acquisition under the Notes and the Indenture. The Company hereby expressly assumes all the obligations of MT Acquisition under the Notes and the Indenture.

            3. Ratification of Indenture; Supplemental Indenture Part of

Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement. One signed copy is enough to prove this Indenture.

            7. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions thereof.


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            This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                  METTLER-TOLEDO, INC.


                                  By: /s/ Fred Ort
                                     ------------------------------
                                     Name:  Fred Ort
                                     Title: Head, Finance & Control


                                  METTLER-TOLEDO HOLDING INC.


                                  By: /s/ Fred Ort
                                     ------------------------------
                                     Name:  Fred Ort
                                     Title: Head, Finance & Control



                                  UNITED STATES TRUST COMPANY OF
                                   NEW YORK, as Trustee


                                  By: /s/ Patricia Sterner
                                     ------------------------------
                                     Name:  Patricia Sterner
                                     Title: Assistant President